As filed with the Securities and Exchange Commission on January 12, 2000
Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________

MANNATECH, INCORPORATED
(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	75-2508900 (I.R.S. Employer Identification Number)
600 S. Royal Lane, Suite 200 Coppell, Texas (Address of Principal Executive Offices)	75019 (Zip Code)

MANNATECH, INCORPORATED
1997 Stock Option Plan
(Full title of the plan)

Charles E. Fioretti
600 S. Royal Lane, Suite 200
Coppell, Texas 75019
(Name and address of agent for service)

(972) 471-7400
(Telephone number, including area code, of agent for service)

______________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.0001 per share (the "Common Stock"). . . . . . . . .	1,333,152	$5.25	$6,999,048	$1,848

(1)	Represents the remaining portion of the 2,000,000 shares of the Common Stock subject to options issued under the 1997 Stock Option Plan; 642,000 shares were previously registered.
(2)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), and calculated on the basis of the average of the high and low sales prices of the Common Stock on January 6, 2000, as reported on the Nasdaq National Market System.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents constituting Part I of this Registration Statement on Form S-8 (this "Registration Statement") will be sent or given to employees of Mannatech, Incorporated (the "Company") as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

          The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (a)     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which contains audited financial statements for the fiscal year ended December 31, 1998.

          (b)     The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

          (c)     The description of the Common Stock contained in the Company's Registration Statement on Form S-1 (No. 333-63133) filed with the Commission on September 10, 1998, as amended by Amendment No. 1 thereto filed with the Commission on October 28, 1998.

          No other reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have been due or filed since the end of the fiscal year covered by the Form 10-K referred to in (a) above. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement tha

Item 4.     Description of Securities.

          Not applicable.

Item 5.     Interests of Named Experts and Counsel.

          Not applicable.

Item 6.     Indemnification of Directors and Officers.

          The Company, a Texas corporation, is empowered by Article 2.02-1 of the Texas Business Corporation Act (the "TBCA"), subject to the procedures and limitations stated therein, to indemnify certain persons, including any person who was, is or is threatened to be made a named defendant or respondent in a threatened, pending, or completed action, suit or proceeding because the person is or was a director or officer, against judgm

          Furthermore, the Company has entered into individual indemnification agreements with each director of the Company that contractually obligate the Company to provide indemnification to the directors for liabilities such directors may incur in the performance of their duties and insurance or self-insurance in lieu thereof.

Item 7.     Exemption from Registration Claimed.

          Not applicable.

Item 8.     Exhibits.

          See Index to Exhibits, attached hereto on page I-1.

Item 9.     Undertakings.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for inde

          The undersigned registrant hereby undertakes:

          (1)     That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a ne

          (2)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total

          (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (2)(i) and (2)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the re

          (3)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on this 6th day of January, 2000.
MANNATECH, INCORPORATED
By: /s/ Charles E. Fioretti Charles E. Fioretti Chairman of the Board and Chief Executive Officer

          The undersigned directors and officers of Mannatech, Incorporated hereby constitute and appoint Charles E. Fioretti, with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Charles E. Fioretti Charles E. Fioretti	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 6, 2000
/s/ Samuel L. Caster Samuel L. Caster	President and Director	January 6, 2000
/s/ Stephen D. Fenstermacher Stephen D. Fenstermacher	Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	January 6, 2000
/s/ Chris T. Sullivan Chris T. Sullivan	Director	January 6, 2000
/s/ Steven A. Barker Steven A. Barker	Director	January 6, 2000

INDEX TO EXHIBITS
Exhibit Number		Description of Exhibits
4.1	-	1997 Stock Option Plan dated May 20, 1997, incorporated herein by reference to Exhibit 10.1 to the Company's Form S-1 (File No. 333-63133) filed with the Commission on September 10, 1998.
4.2	-

Amended and Restated Articles of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Company's Form S-1 (File No. 333-63133) filed with the Commission on September 10, 1998.

4.3	-	Second Amended and Restated Bylaws of the Company, incorporated herein by reference to Exhibit 4.3 to the Company's Form S-8 (File No. 333-77227) filed with the Commission on April 28, 1999.
4.4	-

Amendments to the Second Amended and Restated Bylaws of the Company, incorporated herein by reference to Exhibit 99.1 of the Company's Form 8-K (File No. 000-24657) filed with the Commission on November 2, 1999, and to Exhibits A, B, C and D of the Company's Preliminary Information Statement on Schedule 14C, filed with the Commission on December 14, 1999.

4.5	-

Specimen Certificate for shares of the common stock, par value $0.0001 per share, of the Company, incorporated herein by reference to Exhibit 4.1 to the Company's Amendment No. 1 to Form S-1 (File No. 333-63133) filed with the Commission on October 28, 1998.

5*	-	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
23.1*	-	Consent of PricewaterhouseCoopers LLP.
23.2*	-	Consent of Belew Averitt LLP.
23.3*	-	Consent of Akin, Gump, Strauss, Hauer & Feld L.L.P. (included in its opinion filed as Exhibit 5 to this Registration Statement).
24*	-	Power of Attorney (included on signature page of this Registration Statement).

* Filed herewith